Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal First Quarter 2014

Non-GAAP Net Revenue was $144.3 Million

Non-GAAP Net Loss Narrowed to $0.54 Per Diluted Share

Increases Financial Outlook for Fiscal Year 2014

New York, NY — July 30, 2013 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported better-than-expected financial results for fiscal first quarter 2014, ended June 30, 2013.  In addition, the Company increased its financial outlook for fiscal year 2014, ending March 31, 2014, and provided its initial financial outlook for fiscal second quarter 2014, ending September 30, 2013.

For fiscal first quarter 2014, GAAP net revenue was $142.7 million, as compared to $226.1 million for fiscal first quarter 2013, which had benefited from the releases of Max Payne® 3 and Spec Ops®: The Line.  Non-GAAP net revenue was $144.3 million, as compared to $226.1 million for the year-ago period.  GAAP net loss from continuing operations narrowed to $61.9 million, or $0.71 per diluted share, as compared to $110.8 million, or $1.30 per diluted share, for the year-ago period.  Non-GAAP net loss narrowed to $47.1 million, or $0.54 per diluted share, as compared to $98.8 million, or $1.16 per diluted share, for the year-ago period.  Both GAAP and Non-GAAP net loss for fiscal first quarter 2014 include an impairment of capitalized software development cost related to a 2K title in development totaling $29.6 million, or $0.34 per share, for GAAP, and $29.0 million, or $0.33 per share, for Non-GAAP.  As of June 30, 2013, the Company had cash and cash equivalents of $646.3 million.

The largest contributors to net revenue in fiscal first quarter 2014 were offerings for Borderlands® 2, NBA® 2K13, Grand Theft Auto® IV, and BioShock® Infinite.  Catalog sales accounted for 60% of Non-GAAP net revenue led by the Borderlands franchise, the Grand Theft Auto franchise, and Red Dead Redemption®.  Revenue from digitally delivered content grew 128% year-over-year and accounted for a record 52% of Non-GAAP net revenue, driven by offerings for Borderlands 2, the Grand Theft Auto franchise, NBA 2K13, and BioShock Infinite.

Management Comments

“Our better-than-expected first quarter results demonstrate that the market remains strong for the highest-quality interactive entertainment,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We continue to benefit from robust demand for our recent genre-leading releases, iconic catalog titles and growing portfolio of innovative digitally delivered offerings.

“With Grand Theft Auto V launching on September 17th, followed by the releases of NBA 2K14 and WWE® 2K14, fiscal 2014 is poised to be one of our best years ever.  Looking ahead, we are well-positioned to capitalize on the opportunities presented by the upcoming launches of the next-generation consoles.  We have an extensive development pipeline, highlighted by proven franchises and groundbreaking new intellectual property.  As a result, we expect to continue to deliver Non-GAAP profits in fiscal 2015 and for the foreseeable future.”

Business and Product Highlights

Since April 1, 2013:

•                  Take-Two completed a $287.5 million principal amount offering of 1% convertible senior notes due 2018.  This offering enables the Company to refinance its 4.375% convertible senior notes due 2014 on substantially improved terms.  It also provides Take-Two with additional capital to take advantage of potential opportunities for acquisitions, strategic investments, share repurchases and other initiatives to grow its business and create shareholder value.

Rockstar Games:

•                  Released Max Payne 3, the critically acclaimed, gritty action title, for Mac®.

•                  Announced full details of the Special Edition and Collector’s Edition of Grand Theft Auto V, which are now available for pre-order from participating retailers.  Grand Theft Auto V is scheduled to launch worldwide on September 17, 2013 for Xbox 360 and PS3.

2K:

•                  Released Sid Meier’s Civilization® V: Brave New World, the second expansion pack for the award-winning Civilization V, for the PC and Mac.

•                  Launched XCOM®: Enemy Unknown for iOS.  Developed by Firaxis Games, this mobile version of one of 2012’s most critically acclaimed console/PC releases received an average Metacritic score of 92 and became one of the highest user-rated games to hit the App Store during the quarter.

•                  Released several new free-to-play titles designed exclusively for smartphones and tablets, including Haunted Hollow™, Sid Meier’s Ace Patrol™, Beejumbled™ and Turd Birds™.

•                  Pro Baseball® 2K, our online baseball simulation game created in partnership with Nexon, launched commercially in Korea.

•                  Revealed that the cover art for WWE 2K14 will feature WWE superstar Dwayne “The Rock®” Johnson.  Developed by Yukes, WWE 2K14 will be the next title from the renowned WWE video game franchise and is scheduled for release for the Xbox 360 and PS3 on October 29, 2013 in North America and November 1, 2013 internationally.

•                  Announced that 2013 NBA MVP, LeBron James, will make his video game cover debut on NBA 2K14, the next installment of the top-selling and top-rated NBA video game simulation franchise*.  James will lead 2K’s groundbreaking NBA 2K franchise into the future of sports video games with two dynamic and unique experiences for current and next generation consoles.  NBA 2K14 is planned for launch on October 1, 2013 in North America and October 4, 2013 internationally for the Xbox 360, PS3 and PC.  The title will also be Take-Two’s first offering for the next-generation consoles coming later this year.

•                  Announced that The Bureau: XCOM Declassified™, 2K Marin’s third-person squad-based tactical shooter, is planned for release on August 20, 2013 in North America and August 23, 2013 internationally for the Xbox 360, PS3 and PC.  The Bureau will deliver a new experience within the XCOM universe, telling the origin story of the clandestine XCOM organization and mankind’s first encounter with the mysterious alien threat.

* According to 2008-2012 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through June 2013.

Financial Outlook for Fiscal 2014

Take-Two is increasing its financial outlook for fiscal year 2014 to reflect its strong first quarter results and outlook for the remainder of the year.  In addition, the Company is providing its initial financial outlook for its fiscal second quarter ending September 30, 2013 as follows:

	Second Quarter Ending 9/30/2013	Fiscal Year Ending 3/31/2014

Non-GAAP Net Revenue	$750 to $800 Million	$1.775 to $1.875 Billion

Non-GAAP net income per diluted share (1)	$1.20 to $1.35	$2.25 to $2.50

Stock-based compensation expense per share (2)	$0.12	$0.30

Non-cash amortization of discount on convertible notes per share	$0.05	$0.18

Non-cash tax expense per share	$0.00	$0.01

Note:              All Non-GAAP per share amounts are calculated based on a fully diluted share count that includes an estimate of the weighted average shares expected to be issued from the conversion for cash and shares in connection with the previously announced redemption of the Company’s 4.375% Convertible Senior Notes due 2014 (the “4.375% Notes”) (approximately 1.0 million shares in the second quarter ending 9/30/2013 and 1.5 million shares in the fiscal year ending 3/31/2014), and excludes the 12.93 million shares underlying the 4.375% Notes.

(1)                           Non-GAAP net income per diluted share for the second quarter ending 9/30/2013 and fiscal year ending 3/31/2014 exclude the impact of any debt extinguishment loss or gain which will be recorded upon the redemption of all of the 4.375% Notes.

(2)                           The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.9 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; the ability to develop and publish products that capture market share for video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2013:

Label	Title	Platforms	Release Date
2K	Borderlands 2: Ultimate Vault Hunter Upgrade Pack (DLC)	Xbox 360, PS3, PC	April 2, 2013
2K	Haunted Hollow	iOS	May 2, 2013
2K	Pro Baseball 2K	Nexon (Korea only)	May 2, 2013
2K	Sid Meier’s Ace Patrol	iOS	May 9, 2013
2K	Borderlands 2: Psycho Pack (DLC)	Xbox 360, PS3, PC	May 14, 2013
2K	Beejumbled	iOS, Android	June 13, 2013
2K	XCOM: Enemy Unknown for iOS	iOS	June 20, 2013
Rockstar Games	Max Payne 3	Mac	June 20, 2013
2K	Borderlands 2: Tiny Tina’s Assault on Dragon Keep (DLC)	Xbox 360, PS3, PC	June 25, 2013
2K	Sid Meier’s Civilization V: Brave New World	PC, Mac	July 9, 2013*
2K	Turd Birds	iOS, Android	July 11, 2013
2K	BioShock Infinite: Clash in the Clouds (DLC)	Xbox 360, PS3, PC	July 30, 2013

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K	The Bureau: XCOM Declassified	Xbox 360, PS3, PC	August 20, 2013*
Rockstar Games	Grand Theft Auto V	Xbox 360, PS3	September 17, 2013
2K	NBA 2K14	Xbox 360, PS3, PC	October 1, 2013*
2K	WWE 2K14	Xbox 360, PS3	October 29, 2013*
2K	Borderlands 2: Ultimate Vault Hunter Upgrade Pack 2: Digistruct Peak Challenge (DLC)	Xbox 360, PS3, PC	Fall 2013
2K	NBA 2K14	Xbox One, PS4	Late 2013
2K	BioShock Infinite: Burial at Sea (DLC)	Xbox 360, PS3, PC	TBA

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Gain (loss) on change in fair value of convertible note hedge and warrant transactions — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  These transactions are now accounted for as derivatives whereby gains and losses resulting from changes in the fair value are reported in interest and other, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, in the section entitled “Risk Factors,” the Company’s Registration Statement on Form S-3 filed with the SEC on June 12, 2013, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2013	2012

Net revenue	$142,667	$226,139

Cost of goods sold:
Software development costs and royalties	53,728	105,004
Product costs	30,987	72,259
Licenses	6,187	8,520
Internal royalties	2,940	948
Total cost of goods sold	93,842	186,731

Gross profit	48,825	39,408

Selling and marketing	41,601	79,007
General and administrative	32,860	43,202
Research and development	20,871	15,312
Depreciation and amortization	3,057	2,769
Total operating expenses	98,389	140,290
Loss from operations	(49,564)	(100,882)
Interest and other, net	(11,233)	(8,049)
Loss from continuing operations before income taxes	(60,797)	(108,931)
Provision for income taxes	1,087	1,841
Loss from continuing operations	(61,884)	(110,772)
Loss from discontinued operations, net of taxes	(30)	(66)
Net loss	$(61,914)	$(110,838)

Earnings (loss) per share:
Continuing operations	$(0.71)	$(1.30)
Discontinued operations	—	—
Basic earnings (loss) per share	$(0.71)	$(1.30)

Continuing operations	$(0.71)	$(1.30)
Discontinued operations	—	—
Diluted earnings (loss) per share	$(0.71)	$(1.30)

Weighted average shares outstanding:
Basic	86,992	85,010
Diluted	86,992	85,010

	Three months ended June 30,
OTHER INFORMATION	2013	2012

Geographic revenue mix
United States	60%	47%
International	40%	53%

Platform revenue mix
Console	73%	84%
PC and other	25%	14%
Handheld	2%	2%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$646,315	$402,502
Accounts receivable, net of allowances of $52,103 and $64,081 at June 30, 2013 and March 31, 2013, respectively	35,202	189,596
Inventory	27,852	30,218
Software development costs and licenses	191,449	198,955
Convertible note hedge receivable	62,759	—
Prepaid expenses and other	56,600	44,881
Total current assets	1,020,177	866,152

Fixed assets, net	30,285	25,362
Software development costs and licenses, net of current portion	102,121	95,241
Goodwill	226,289	225,992
Other intangibles, net	8,666	8,827
Other assets	60,567	56,265
Total assets	$1,448,105	$1,277,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,382	$79,932
Accrued expenses and other current liabilities	194,635	228,916
Long-term debt, current portion	127,768	—
Convertible note warrant liability	39,354	—
Deferred revenue	27,983	26,919
Liabilities of discontinued operations	1,165	1,232
Total current liabilities	416,287	336,999

Long-term debt	408,925	335,202
Other long-term liabilities	15,631	17,087
Liabilities of discontinued operations, net of current portion	281	556
Total liabilities	841,124	689,844
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 94,738 and 93,743 shares issued and outstanding at June 30, 2013 and March 31, 2013, respectively	947	937
Additional paid-in capital	914,338	832,460
Accumulated deficit	(302,744)	(240,830)
Accumulated other comprehensive loss	(5,560)	(4,572)
Total stockholders’ equity	606,981	587,995
Total liabilities and stockholders’ equity	$1,448,105	$1,277,839

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Three months ended June 30,
	2013	2012

Operating activities:
Net loss	$(61,914)	$(110,838)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	43,238	95,488
Depreciation and amortization	3,057	2,769
Loss from discontinued operations	30	66
Amortization and impairment of intellectual property	139	4,209
Stock-based compensation	5,947	7,006
Amortization of discount on Convertible Notes	5,346	4,543
Amortization of debt issuance costs	497	511
Net loss on change in fair value of convertible note hedge and warrant	1,911	—
Other, net	742	581
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	154,394	(26,672)
Inventory	2,366	(5,510)
Software development costs and licenses	(42,070)	(56,332)
Prepaid expenses, other current and other non-current assets	(14,591)	2,105
Deferred revenue	1,064	484
Accounts payable, accrued expenses and other liabilities	(92,583)	29,484
Net cash used in discontinued operations	(372)	(410)
Net cash provided by (used in) operating activities	7,201	(52,516)

Investing activities:
Purchase of fixed assets	(7,994)	(3,290)
Net cash used in investing activities	(7,994)	(3,290)

Financing activities:
Proceeds from issuance of Convertible Notes	246,250	—
Payment of debt issuance costs	(2,043)	—
Net cash provided by financing activities	244,207	—

Effects of foreign exchange rates on cash and cash equivalents	399	2,583

Net increase (decrease) in cash and cash equivalents	243,813	(53,223)
Cash and cash equivalents, beginning of period	402,502	420,279
Cash and cash equivalents, end of period	$646,315	$367,056

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,
	2013	2012
Net Revenues
GAAP Net Revenues	$142,667	$226,139
Net effect from deferral in net revenues	1,636	—
Non-GAAP Net Revenues	$144,303	$226,139

Gross Profit
GAAP Gross Profit	$48,825	$39,408
Net effect from deferral in net revenues	1,143	—
Stock-based compensation	1,098	4,948
Non-GAAP Gross Profit	$51,066	$44,356

Loss from Operations
GAAP Loss from Operations	$(49,564)	$(100,882)
Net effect from deferral in net revenues	1,143	—
Stock-based compensation	5,947	7,006
Non-GAAP Loss from Operations	$(42,474)	$(93,876)

Net Loss
GAAP Net Loss	$(61,914)	$(110,838)
Net effect from deferral in net revenues	1,143	—
Stock-based compensation	5,947	7,006
Non-cash amortization of discount on Convertible Notes	5,346	4,543
Net loss on change in fair value of convertible note hedge and warrant	1,911	—
Non-cash tax expense	482	473
Discontinued operations	30	66
Non-GAAP Net Loss	$(47,055)	$(98,750)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.71)	$(1.30)
Non-GAAP earnings (loss) per share	$(0.54)	$(1.16)

Number of diluted shares used in computation
GAAP	86,992	85,010
Non-GAAP	86,992	85,010